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                              ELITE LOGISTICS, INC.

                                  COMMON STOCK

                               PURCHASE AGREEMENT



                          Dated as of October 13, 2000

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                              ELITE LOGISTICS, INC.

                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of October 13, 2000, by and among Elite Logistics, Inc., an Idaho corporation (the "Company"), and the parties listed on the Schedule of Investors attached hereto (each, an "Investor"), with reference to the following facts:

         WHEREAS, the Company has authorized the sale and issuance of up to 1,125,926 shares of its Common Stock (the "Common Stock") pursuant to the terms of this Agreement.

         WHEREAS, the Investors hereto wish to purchase, and the Company wishes to sell to those Investors, shares of the Common Stock on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

         1. Authorization and Sale of the Shares.

                  1.1 Authorization. The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of up to 1,125,926 shares of its Common Stock.

                  1.2 Issuance and Sale of Common Stock. Subject to the terms and conditions hereof, each Investor agrees, severally but not jointly, to purchase, and the Company agrees to issue and sell to each such Investor, at each Closing (as such term is hereinafter defined), the respective number of shares of Common Stock specified opposite the name of such Investor on the Schedule of Investors at a purchase price of $1.35 per share.

                  1.3 Issuance and Sale of Warrants. Subject to the terms and conditions hereof, the Company agrees to issue to each Investor participating in the applicable Closing a warrant to purchase shares of Common Stock equal to one-half the number of shares of Common Stock that Investor acquires in such Closing. The warrants will be in the form of Exhibit A hereto (each, a "Warrant" and collectively, the "Warrants"). The exercise price of each Warrant will be $2.70 per share of Common Stock issuable on exercise of the Warrant.

                  1.4 Closings; Delivery.

                           (a) Closing. Upon satisfaction of the conditions set
forth in Sections 4 and 5, the closing of the purchase and sale of the shares of Common Stock listed in Part I of the Schedule of Investors attached hereto and the issuance of the Warrants related thereto shall take place at Shartsis, Friese & Ginsburg LLP, 18th Floor, One Maritime Plaza, San Francisco 94111, on or before October 13, 2000 (the "First Closing Date"), at 10:00 a.m., or at such other time and place as the parties may agree (the "First Closing"). The First Closing Date and all subsequent closing dates referred to Section 1.4(c) of this Agreement are collectively referred to herein as the "Closing Dates" and each individually as a "Closing Date." The First Closing and all subsequent closings referred to Section 1.4(c) of this Agreement are collectively referred to herein as the "Closings" and each individually as a "Closing."


COMMON STOCK PURCHASE AGREEMENT
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                           (b) Delivery at the First Closing. Subject to the
terms of this Agreement, at the First Closing the Company will deliver to each Investor listed in Part I of the Schedule of Investors a stock certificate representing the number of shares of Common Stock set forth beside such Investor's name on the Schedule of Investors and a Warrant exercisable into the applicable number of shares of Common Stock against delivery to the Company by each such Investor at the First Closing of a check or wire transfer of funds for the purchase price of the shares of Common Stock.

                           (c) Subsequent Sale of Shares. At any time on or
before the date that is 60 days after the First Closing Date, Koyah Partners, L.P., Koyah Leverage Partners, L.P. and any other entity or account managed by or under common investment management with ICM Asset Management, Inc. (collectively, the "Approved Investors") have the exclusive right, upon the election of one or more of the Approved Investors, as the case may be, to purchase, and the Company agrees to sell to such Approved Investor or Approved Investors, as the case may be, upon such election, up to an additional 555,556 shares of such Common Stock not sold in the First Closing at a purchase price of $1.35 per share. All such subsequent sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, satisfaction of the conditions set forth in Sections 4 and 5. Any shares of Common Stock sold pursuant to this Section 1.4(c) shall be deemed to be "Common Stock" for all purposes under this Agreement and any investors thereof shall be deemed to be "Investors" for all purposes under this Agreement and under the Investors' Rights Agreement, dated as of the date hereof, by and among the Company and the Investors, the form of which is attached hereto as Exhibit B (the "Investors' Rights Agreement"), and such investors shall automatically become parties to this Agreement and the Investors' Rights Agreement and shall have the rights and obligations of an Investor hereunder and thereunder.

                           (d) Delivery at each Subsequent Closing. Subject to
the terms of this Agreement, at each Closing after the First Closing, the Company shall deliver to each Investor acquiring shares of Common Stock at such Closing a stock certificate representing that number of shares of Common Stock set forth beside such Investor's name on the Schedule of Investors and a Warrant exercisable into the applicable number of shares of Common Stock against delivery to the Company by each such Investor participating in such Closing of a check or wire transfer of funds for the purchase price of the shares of Common Stock. After each such Closing, the Company will update the Schedule of Investors by adding the investors in such Closing to a new Part to the Schedule of Investors.

                  1.5 Additional or Other Sales of Shares. At any time prior to October 12, 2001, the Company may not, without the prior written consent of holders of at least 80% of the then issued and outstanding shares of Common Stock acquired pursuant to this Agreement, (i) issue or sell any shares of the Company's Common Stock for a purchase price of less than $1.35 per share of such Common Stock, (ii) issue or sell any shares of the Company's equity securities that are convertible or exercisable into share(s) of the Company's Common Stock (referred to herein as "Common Stock Equivalents") for a purchase price of less than $1.35 per share of such Common Stock Equivalent (based on the per share price of the number of shares of Common Stock into which such Common Stock Equivalent is convertible or exercisable), or (iii) issue or sell a combination of Common Stock and Common Stock Equivalents at any price. The prohibition set forth in this Section 1.5 does not apply to the issuance of (a) 1,000,000 shares of


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COMMON STOCK PURCHASE AGREEMENT
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Common Stock issuable upon conversion of options which are outstanding or reserved for issuance as of the First Closing Date under the Elite Logistics, Inc. 2000 Equity Incentive Plan or (b) 1,817,202 shares of Common Stock issuable on exercise of warrants (outstanding as of the First Closing Date) and the Warrants.

                  1.6 Effect of Change in Company's Capital Structure. For purposes of this Section 1, appropriate adjustments shall be made in the price, number and class of shares in the event of a stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company after the date of this Agreement.

         2. Representations, Warranties and Agreements of the Company. The Company (expressly including for purposes of this Section 2 its wholly owned subsidiary, Elite Logistics Services, Inc. a Texas corporation) hereby represents and warrants to each Investor that except as set forth on the Schedules attached hereto (which exceptions shall be deemed to be representations and warranties as if made hereunder):

                  2.1 Organization; Standing and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as presently conducted and as proposed hereafter to be conducted, and (c) is duly qualified and in good standing to do business as a foreign corporation in each and every jurisdiction where its assets are located and wherever such qualification is necessary to carry out its business and operations except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, operations, assets or prospects of the Company (the "Condition of the Company"). The Company has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under this Agreement and the other Related Documents (as defined in Section 8).

                  2.2 Capitalization; Reserved Stock, Preemptive Rights. The total authorized capital stock of the Company immediately prior to the First Closing consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 12,343,223 shares of Common Stock are issued and outstanding and 2,445 shares of Series A Preferred Stock are issued and outstanding. All capital stock of the Company that is outstanding immediately prior to the First Closing have been duly and validly issued, are fully paid and nonassessable and have been issued in accordance with all applicable federal and state securities laws. Except for (a) the 1,000,000 shares of Common Stock issuable upon conversion of options which are outstanding or reserved for issuance under the Elite Logistics, Inc. 2000 Equity Incentive Plan and (b) 1,817,202 shares of Common Stock issuable on exercise of the warrants, including the Warrants, no other shares have been reserved for issuance on the First Closing Date and there are no outstanding options, warrants or other rights to subscribe for or purchase from the Company any shares of its capital stock or any securities convertible into or exchangeable for its capital stock. There are no preemptive rights or rights of first refusal or similar rights which are binding on the Company permitting any person to subscribe for or purchase from the Company shares of its capital stock pursuant to any provision of law, the articles of incorporation or bylaws of the Company or by agreement or otherwise. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital


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COMMON STOCK PURCHASE AGREEMENT
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stock of the Company are as set forth in the certificate or articles of incorporation of the Company, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable against the Company and in accordance with all applicable laws, rules and regulations.

                  2.3 Authorization and Binding Obligation.

                           (a) The execution and delivery by the Company of this
Agreement, the other Related Documents, the performance of the Company's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (including the issuance and delivery of the shares of Common Stock and the Common Stock issuable on exercise of the Warrants) have been duly authorized by all necessary corporate action and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement: (i) violate any law or any governmental rule or regulation applicable to the Company, any provision of the certificate or articles of incorporation or bylaws of the Company, or any contract, indenture, agreement or other instrument to which the Company is a party, or by which the Company or any of its assets or properties are bound, or (ii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of the Company pursuant to the provisions of any contract, indenture, agreement or other instrument to which the Company is a party or by which its assets or property is bound. The Company is not required to obtain any approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of this Agreement (including the issuance and delivery of the shares of Common Stock and the Common Stock issuable on exercise of the Warrants), or the other Related Documents, other than (i) approval of the board of directors of the Company, which has been obtained, and
(ii) the filing of the Form D and any applicable state securities law filings, which filing or filings, as the case may be, will be made in accordance with applicable laws and regulations.

                           (b) Each of the Agreement and the other Related
Documents has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                           (c) The Common Stock that is being issued hereunder,
when issued, sold, paid for and delivered in accordance with the terms of this Agreement will be duly and validly issued, fully paid and non-assessable, and free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws) and any taxes, security interests, options, warrants, purchase rights, preemptive rights, contracts, commitments, equities, claims or demands. The shares of Common Stock issuable on exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable, and free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws) and any taxes, security interests, options, warrants, purchase rights, preemptive rights, contracts, commitments, equities, claims or demands.


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                  2.4 Securities Law Exemption. The offer, sale and issuance of the shares of the Common Stock and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

                  2.5 Non-contravention. Except as set forth on Schedule 2.5 hereof, the Company is not in violation or breach of or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding to which it is a party, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  2.6 SEC Reports. The Company has filed all required reports, schedules, forms, statements, and other documents with the Securities and Exchange Commission (the "SEC") since September 25, 2000, the effective date of the Company's Form 10-SB (together with other documents that revise or supersede earlier filed documents, the "SEC Reports"). The Company has delivered or made available to the Investors true and complete copies of the SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports. None of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied as of their respective dates of filing with the SEC in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, the Company has on a timely basis made all filings required to be made by the Company with the SEC.

                  2.7 Litigation. Except as set forth in the SEC Reports, there is no action, suit or litigation, administrative proceeding, arbitration or other proceeding to which the Company is a party or of which the Company is aware, pending or threatened, which might materially and adversely affect the Condition of the Company, and none of which questions the validity or impairs the ability of the Company to perform on a timely basis any obligation under this Agreement or the or the other Related Documents or any action taken or to be taken in connection herewith or therewith. None of the transactions contemplated hereby or by any of the other Related Documents has been enjoined by any Authority and no suit or other proceeding challenging the transactions contemplated by the Related Documents (of which the Company has been served or is aware) has been instituted or, to the best of the Company's knowledge,


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threatened and no investigative demand on the Company related to such transactions has been made by any Authority. There are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards against the Company or any of its properties or assets that, individually or in the aggregate, exceed $10,000 or otherwise have a material adverse effect on the Condition of the Company.

                  2.8 Financial Statements. The financial statements of the Company included in the SEC Reports and an unaudited income statement and balance sheet for the three-month period ending August 31, 2000, attached hereto as Schedule 2.8 (the "Financial Statements") (a) have been prepared (i) in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited Financial Statements have not been reviewed by the independent public accountants of the Company, and are expected to have adjustments as described on Schedule 2.8(a), and do not contain footnotes and are subject to year-end adjustments, which adjustments will not be material, individually or in the aggregate), (ii) on a consistent basis for all periods presented, and (iii) in accordance with the books and records of the Company, (b) are complete and correct in all material respects, and (c) fairly present in all material respects the financial condition of the Company as at said dates, and the results of operations for the periods stated. As of the date hereof, there are no liabilities or obligations of the Company ("Liabilities"), whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due, other than Liabilities that are reflected in the SEC Reports or the Financial Statements or Liabilities incurred since the date of the Financial Statements that are not and would not be, individually or in the aggregate, material to the Condition of the Company. The Company is not aware of any reasonable basis for the assertion against the Company of any other debt, duty, liability, obligation or loss contingency other than Liabilities that are not and would not be, individually or in the aggregate, material to the Condition of the Company.

                  2.9 Use of Proceeds. The proceeds from the sale of the shares of Common Stock shall be used solely for general corporate purposes. The proceeds from the sale of the shares of Common Stock may not be used to redeem, repurchase or otherwise acquire any shares of preferred stock, common stock or other equity securities issued by the Company.

                  2.10 Intellectual Property.

                           (a) The Company owns, or has the contractual right to
use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted and as proposed to be conducted, including, without limitation, all trade secrets, processes, source code, licenses, trademarks, service marks, trade names, logos, brands, copyrights, patents, franchises, domain names, permits and Proprietary Information (all such intellectual property and the rights thereto are collectively referred to as the "Company IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a material adverse effect on the Condition of the Company. Set forth in the SEC Reports or on Schedule 2.10 are all (i) patents, applications for patents, registrations of trademarks and applications therefor, and registrations of copyrights and applications therefor that are owned by the Company, and (ii) unexpired licenses relating to the Company IP Rights that have been granted to the Company and that are material to the conduct of the Company's business as presently conducted or as proposed to be conducted, but excluding end-user licenses granted to


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the Company relating to standard "off the shelf" software that is generally available on commercially reasonable terms.

                           (b) Neither the execution, delivery and performance
of this Agreement or the other Related Documents nor the consummation of the transactions contemplated hereby or thereby will (i) constitute a breach of any instrument or agreement governing any Company IP Rights, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Rights or (iii) impair the right of the Company to use, sell or license any Company IP Rights or portion thereof, except for any such breach, forfeiture, termination, right of forfeiture or termination or impairment that would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company.

                           (c) The manufacture, marketing, license, sale or
intended use of any product currently licensed or sold by the Company is not in breach of any material license or agreement between the Company and any third party or, to the best of the Company's knowledge, has not infringed and is not infringing on any intellectual property right of any other party. To the best of the Company's knowledge, there is no claim or litigation, pending or threatened, which contests the validity, ownership or right to use, sell, license or dispose of any Company IP Rights.

                           (d) Except as set forth on Schedule 2.10(d), the
Company owns the Company IP Rights free and clear of all liens or other encumbrances. The Company has not received any communications alleging that the Company has violated or, by conducting its business presently conducted or as proposed to be conducted, violates or will violate any intellectual property rights of any other person or entity. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement or the other Related Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now bound. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees (or people the Company currently intends to hire) made prior to their employment by the Company, except for Company IP Rights that have been assigned to the Company.

                           (e) The Company has taken reasonable security
measures to maintain the confidentiality of and to protect the Company IP Rights. Each employee, consultant and officer of the Company has executed a Company IP Rights and inventions agreement to protect the rights of the Company to all Company IP Rights in substantially the form provided to the Investors.

                  2.11 Title to Property and Assets. The Company does not own any real property. The Company has good and marketable title to or, in the case of leases and licenses,


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COMMON STOCK PURCHASE AGREEMENT
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has valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal, tangible or intangible) free and clear of any liens or other encumbrances, except for liens or other encumbrances that are not, individually or in the aggregate, material to the Condition of the Company. No person other than the Company owns any equipment or other tangible assets or property situated on the premises of the Company that is necessary to the operation of the business of the Company as conducted or as proposed to be conducted, except for leased items that are leased. With respect to property leased by the Company, the Company has a valid leasehold interest in such property pursuant to leases which are in full force and effect, and the Company is in compliance in all material respects with the material provisions of such leases. All facilities, equipment and other material items of tangible property and assets of the Company are in good operating condition and repair, subject to normal wear and maintenance, and conform to all applicable Laws relating to their construction, use and operation.

                  2.12 Compliance with Laws. The Company is and has been in compliance in all material respects with all Laws that are applicable to the Company, the conduct of its business as presently conducted and as proposed to be conducted, and the ownership of its property and assets (including, without limitation, all occupational safety, health, wage and hour, employment discrimination and environmental laws), and the Company, to its knowledge, is not aware of any state of facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any of such Laws or which may give rise to the assertion of any such violation, the effect of which could have a material adverse effect on the Condition of the Company. All required reports and filings with Authorities have been properly made as and when required, except where the failure to report or file would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company.

                  2.13 Licenses and Permits. The Company has obtained and maintains all federal, state and local licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications required to be maintained in connection with and material to the operations of the Company as presently conducted and as proposed to be conducted, and all such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications obtained are valid and in full force and effect.

                  2.14 Related Entities. Except as set forth on Schedule 2.14, the Company does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity. The Company is not a party to any joint venture.

                  2.15 Related Party Transactions and Agreements.

                           (a) Except as disclosed in the SEC Reports or on
Schedule 2.15, there are no agreements, understandings or proposed transactions (other than employer/employee relationships) between the Company, on the one hand, and any of its respective officers, directors, shareholders (who hold one percent or more of the Company's Common Stock (on a fully-diluted basis)) or any affiliate thereof, on the other hand.


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COMMON STOCK PURCHASE AGREEMENT
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                           (b) Except as disclosed on Schedule 2.15, no
employee, officer or director of the Company or shareholder who holds one percent or more of the Company's Common Stock (on a fully-diluted basis) or member of the immediate family of any of the foregoing (i) owns, directly or indirectly, any interest in (except for less than 1% stock holdings for investment purposes in securities of publicly traded companies), or is an officer, director, employee or consultant of, any company which is or was engaged in business as, a competitor, lessor, lessee, supplier or customer of the Company; (ii) owns, directly or indirectly, as a whole or in part, any tangible or intangible property that the Company uses or contemplates using in the conduct of its business as presently conducted or as proposed to be conducted; or (iii) has any cause of action or other claim whatsoever against, or is owed any amount from, the Company, except as disclosed in the SEC Reports and except for immaterial claims in the ordinary course of business, such as accrued vacation pay, accrued benefits under employee benefit plans and medical, dental and other similar health benefit plans existing on the date hereof.

                  2.16 Marketing Rights. The Company has not granted rights to develop, license, market, distribute or sell its products or use any of its Proprietary Information to any other person or entity and is not bound by any agreement that affects the exclusive right of the Company to develop, license, market, distribute or sell its products or any other products that utilize the Proprietary Information.

                  2.17 Changes. Since the date of the most recent SEC Report, the Company has operated its respective business diligently and in the ordinary course of business and there has not been, or the Company has not caused, permitted or suffered to exist:

                           (a) any material adverse change in the Condition of
the Company;

                           (b) any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the Condition of the Company;

                           (c) any waiver or compromise by the Company of a
valuable right or of a material debt owed it;

                           (d) sold, encumbered, assigned or transferred any
assets or properties of the Company, other than in the ordinary course of business;

                           (e) incurred any liability other than in the ordinary
course of business;

                           (f) created, incurred, assumed or guaranteed any
indebtedness or subjected any of its assets to any lien or encumbrance, except for indebtedness, liens or encumbrances that are not, individually or in the aggregate, material to the Condition of the Company;

                           (g) declared, set aside or paid any dividends or made
any other distributions in cash or property on the Company's capital stock;

                           (h) directly or indirectly redeemed, purchased or
otherwise acquired any shares of capital stock of the Company;


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                           (i) suffered any resignation or termination of
employment of any key officers or employees;

                           (j) except in the ordinary course of business of the
Company, increased the compensation payable or to become payable by the Company to any of its officers, employees or directors or increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by the Company for or with any such officers, employees or directors;

                           (k) made any direct or indirect loan to any
shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                           (l) changed any agreement to which the Company is a
party which materially and adversely affects the Condition of the Company; or

                           (m) entered into any agreement or commitment to do
any of the things described in this Section 2.17.

                  2.18 Employee Benefit Plans. Set forth in the SEC Reports or on Schedule 2.18 are all "employee benefit plans," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company has any liability or obligation, contingent or otherwise. All such employee benefit plans comply and have been maintained and administered in compliance with ERISA, the Code (as defined in Section 2.19) and all other statutes, orders and governmental rules and regulations applicable to such employee benefit plans. The Company does not maintain or contribute to, and has not maintained or contributed to, any "multiemployer plan," as such term is defined in ERISA.

                  2.19 Taxes. The Company has timely filed all tax returns and reports (federal, state and local) as required by Law and these returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments shown to be due on such returns or reports. Neither the Internal Revenue Service nor any state or local taxing authority has, during the past three years, examined or informed the Company it is in the process of examining, any such tax returns and reports. The provision for taxes of the Company, as shown on the most recent Financial Statements, is adequate for taxes due or accrued as of the date thereof. The Company has not elected, pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Condition of the Company.

                  2.20 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its properties that might be damaged or destroyed to the extent and in the manner customary for companies in similar business similarly situated.

                  2.21 Employees. The Company does not have any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to


                                       10
COMMON STOCK PURCHASE AGREEMENT
the Company's knowledge, threatened with respect to the Company. Except as set forth on Schedule 2.21, no employee has any agreement or contract, written or verbal, regarding his employment contracts. Except as set forth in the SEC Reports or on Schedule 2.21, the Company is not a party to or bound by any deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as set forth on Schedule 2.21, the employment of each officer and employee of the Company is terminable at the will of the Company. The Company is and has been in compliance with all applicable Laws regulating employment and employment practices or prescribing terms and conditions of employment, wages and hours and the provisions of all Laws applicable to any employee benefit, stock option or other similar plan maintained or contributed to by the Company for the benefit of its employees, and there are no claims (other than routine claims for benefits and claims in connection with terminations of employment) pending or threatened with respect to any of such plans or arrangements.

                  2.22 Material Contracts. Set forth in the SEC Reports and on
Schedule 2.22, are all material contracts, agreements, commitments and arrangements that require capital expenditures or payments in excess of $25,000 or that are otherwise material, necessary or otherwise desirable to conduct the Company's business as presently conducted or as proposed to be conducted ("Material Contracts"). The Material Contracts are valid and in full force and effect as to the Company, and, to the best of the Company's knowledge, to the other parties thereto. Except as otherwise disclosed herein, the Company is not in violation of, or default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to (a) affect the validity of this Agreement or the other Related Documents, (b) have a material adverse effect on the Condition of the Company, or (c) impair the ability of the Company to perform fully on a timely basis any material obligation which the Company has or will have under this Agreement or the other Related Documents. To the Company's knowledge, none of the other parties to any Material Contract are in violation of or default under any Material Contract in any respect that would result in a material adverse effect on the Condition of the Company. The Company has not received any notice of cancellation or any written communication threatening cancellation of any Material Contract by any other party thereto. The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its articles of incorporation, as amended, bylaws or other governing documents that materially adversely affects (i) it business as presently conducted or as proposed to be conducted or (ii) the Condition of the Company.

                  2.23 Real Property Holding Company. The Company is not a real property holding company within the meaning of Section 897 of the Code.

                  2.24 Significant Customers and Suppliers. No customer or supplier that was significant to the Company during the period covered by the Financial Statements or that has been significant to the Company thereafter, has terminated, materially reduced or threatened to


                                       11
COMMON STOCK PURCHASE AGREEMENT
terminate or material reduce its purchases from or provision of products or services to the Company.

                  2.25 Brokers and Finders. Except as set forth on Schedule 2.25, the Company has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection herewith and therewith.

                  2.26 Registration Rights. Except as provided by the Investors' Rights Agreement and on Schedule 2.26, the Company is not under any obligation to register any presently outstanding securities, or any securities which may hereafter be issued, under the Securities Act of 1933, as amended.

                  2.27 Foreign Corrupt Practices. Neither the Company nor any director, officer, employee, agent or other person acting on behalf of the Company has, in the course of that person's actions for, or on behalf of, the Company, (a) used any corporate assets for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental official or employee.

                  2.28 Form SB-2 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form SB-2 under the Securities Act.

                  2.29 Disclosure. This Agreement, Schedules and Exhibits hereto, the other Related Documents, and all other documents delivered to the Investors in connection herewith or therewith at the Closing, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no facts that, individually or in the aggregate, materially adversely affect the Condition of the Company that has not been disclosed to the Investors in this Agreement (including the Schedules and Exhibits hereto), the other Related Documents and all other documents delivered to the Investors in connection herewith or therewith at the Closing.

         3. Representations and Warranties of each Investor. Each Investor, severally but not jointly, represents and warrants that:

                  3.1 Investment Intent. The Investor is acquiring the Common Stock and the Warrants (collectively, the "Securities") pursuant to this Agreement with his, her or its own funds for his, her or its own account and not as a nominee or agent for the account of any other person. No other person has any interest, beneficial or otherwise, in any of the Securities to be purchased by the Investor. Except as provided herein, the Investor is not obligated to transfer any Securities to any other person, nor does the Investor have any agreement or understanding with any other person to do so. The Investor is purchasing the Securities for investment purposes and not with a view to the sale or distribution of any Securities, by public or private sale or other disposition, and the Investor has no intention of selling, granting any participation


                                       12
COMMON STOCK PURCHASE AGREEMENT
in or otherwise distributing or disposing of any of the Securities. Except as provided in Section 6 hereof, the Investor does not intend to subdivide or transfer to any other person the Securities acquired by the Investor herewith. Notwithstanding the foregoing, the disposition of the Investor's property shall be at all times within the Investor's own control, and the Investor's right to sell or otherwise dispose of all or any part of the Securities purchased by it pursuant to an effective registration statement under the Securities Act or under an exemption under the Securities Act shall not be prejudiced; provided, that the Investor complies with Section 6 herein. Nothing herein shall prevent the distribution of any Securities to any member, partner or stockholder, former member, partner or stockholder of the Investor in compliance with the Securities Act and applicable state "blue sky" laws.

                  3.2 No Public Offering. The Investor is able to bear the economic risk of his, her or its investment in the Securities. The Investor is aware that it must be prepared to hold the Securities for an indefinite period and that the Securities have not been, and when issued will not be, registered under the Securities Act or registered or qualified under any state securities law, on the ground that the Securities are being issued by the Company without any public offering within the meaning of Section 4(2) of the Securities Act. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Investor is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any solicitation of a subscription by any person not previously known to the Investor in connection with investments in securities generally.

                  3.3 Certificates to be Legended. The Investor understands that each stock certificate representing Securities acquired hereunder will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) required by the SEC or a state securities commission.

                  3.4 Securities Will be "Restricted Securities". The Investor understands that the Securities will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and, accordingly, that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor understands and agrees that, except as provided herein and in the Investors' Rights Agreement, the Company is not under any obligation to register the Securities under the Securities Act or to comply with Regulation A or any other exemption.

                  3.5 Accredited Investor. The Investor has been advised or is aware of the provisions of Regulation D under the Securities Act relating to the accreditation of investors, and the Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  3.6 Sophistication of the Investor. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment contemplated by this Agreement and has the capacity to protect his, her or its own interests. The Investor acknowledges that investment in the Securities is highly speculative and involves a substantial and high degree of risk of loss of the Investor's entire


                                       13
COMMON STOCK PURCHASE AGREEMENT
investment. The Investor has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk of the investment for an indefinite period of time and has no need for liquidity of the investment in the Securities and could afford complete loss of such investment.

                  3.7 Brokers' Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Investor.

                  3.8 Organization. Unless the Investor is an individual, the Investor is a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing in the jurisdiction of its formation. The Investor has all requisite power and authority to execute, deliver and carry out the terms of this Agreement and the Investors' Rights Agreement.

                  3.9 Execution and Binding Effect. The execution and delivery of this Agreement and the Investors' Rights Agreement and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Investor. Upon the execution and delivery by the Investor, this Agreement and the Investors' Rights Agreement shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws relating to or limited creditors' rights generally or by equitable principles relating to enforceability.

         4. The Investor's Conditions to each Closing. Each Investor's obligation to purchase and pay for the shares of Common Stock to be sold to such Investor at the applicable Closing and the issuance of the Warrants is subject to the fulfillment to such Investor's satisfaction, prior to or at the such Closing, of the following conditions:

                  4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct when made and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except to the extent of changes caused by transactions expressly contemplated herein.

                  4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed by it or with which it is required to have complied on or before the applicable Closing.

                  4.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.


                                       14
COMMON STOCK PURCHASE AGREEMENT

                  4.4 Securities Compliance. Upon the filing of its Form D in the appropriate jurisdictions, the Company shall have taken all action necessary to comply with any federal or state securities laws applicable to the transactions contemplated hereunder.

                  4.5 Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Investors' Rights Agreement (except for such as may be properly obtained subsequent to the applicable Closing).

                  4.6 Compliance Certificate. The Company shall deliver to each Investor at the applicable Closing, relating to such Investor's purchase of shares of Common Stock and the issuance of the Warrants, a certificate signed by the President of the Company stating that the Company has complied with or satisfied each of the conditions to the Investor's obligation to consummate the applicable Closing set forth in Sections 4.1 through 4.5, unless waived in writing by the Investor.

                  4.7 Investors' Rights Agreement. The Investors' Rights Agreement, in the form attached hereto as Exhibit B, shall have been executed by all the parties thereto on or prior to the applicable Closing.

                  4.8 Stock Certificate. The Company shall deliver to each Investor at the applicable Closing a duly executed stock certificate evidencing the shares of Common Stock purchased by such Investor at such Closing.

                  4.9 Warrants. The Company shall deliver to each Investor at the applicable Closing a duly executed Warrant.

                  4.10 Opinion of Counsel. The Company shall deliver to each Investor at the applicable Closing an opinion of counsel for the Company, dated as of such Closing, in the form attached hereto as Exhibit C.

                  4.11 Expenses. The Company shall pay (i) the legal fees and expenses of Shartsis, Friese & Ginsburg LLP (legal counsel only for ICM Asset Management, Inc.), in an amount not to exceed $15,000, incurred in connection with the First Closing under this Agreement, the Other Related Documents and the transactions contemplated hereby and thereby and (ii) the legal fees and expenses of Shartsis, Friese & Ginsburg LLP, in an amount not to exceed $3,000 with respect to each subsequent Closing, incurred in connection with each subsequent Closing contemplated by this Agreement. The Company shall pay the reasonable fees and out of pocket expenses of Raven Ventures, LLC, in an amount not to exceed $5,000, incurred in connection with the transactions contemplated by this Agreement, the Other Related Documents and the transactions contemplated hereby and thereby.

                  4.12 Due Diligence. The Investors shall have completed due diligence to their satisfaction.

                  4.13 Legal Matters. All matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been approved by counsel to the Investors.


                                       15
COMMON STOCK PURCHASE AGREEMENT

         5. The Company's Conditions to each Closing. The Company's obligation to deliver the shares of Common Stock and issuance of the Warrants at the applicable Closing is subject to the fulfillment to the Company's satisfaction, prior to or at such Closing, of the following conditions:

                  5.1 Representations and Warranties. The representations and warranties of each Investor participating in the applicable Closing contained in
Section 3 hereof shall be true and correct on and as of such Closing.

                  5.2 Performance. Each Investor participating in the applicable Closing shall have performed and complied with all agreements, obligations, and conditions contained in the Agreement that are required to be performed by it or them or with which it or they are required to have complied on or before such Closing.

                  5.3 Payment. Each Investor participating in the applicable Closing shall have delivered the consideration specified in Section 1 for each share of Common Stock purchased by the Investor at such Closing.

                  5.4 Legal Matters. All matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been approved by counsel to the Company.

         6. Transfer of Securities.

                  6.1 Restrictions on Transfer. The Securities are not transferable except upon the conditions specified in the Investors' Rights Agreement and applicable federal and state securities laws.

                  6.2 Restrictive Legends. The Warrants and the stock certificates representing the shares of Common Stock shall be stamped or otherwise imprinted with legends in substantially the following forms:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THAT ACT OR SUCH LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE.

         7. Miscellaneous.

                  7.1 Survival of Warranties. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings.


                                       16
COMMON STOCK PURCHASE AGREEMENT

                  7.2 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding more than 50% of the outstanding shares of Common Stock acquired hereunder. Any amendment or waiver effective in accordance with this Section 7.2 shall be binding upon each Investor, his, her or its heirs, representatives or permitted assigns, and the Company and its heirs, representatives and permitted assigns.

                  7.3 Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee or three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the address(es) specified on the signature page of this Agreement for the Company and each Investor (or at such other address as shall be specified by like notice).

                  7.4 Entire Agreement. This Agreement (including the Schedules and Exhibits, and the Warrants and the Investors' Rights Agreement) contains the entire agreement of the parties and supersede all prior negotiations, correspondence, term sheets, agreements and understandings, written and oral, between or among the parties regarding the subject matter hereof.

                  7.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective heirs, representatives, successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, representatives, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.6 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

                  7.7 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.


                                       17
COMMON STOCK PURCHASE AGREEMENT

                  7.8 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the other Related Documents, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.9 Interpretation. This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                  7.10 Further Assurances. Each party shall execute such other and further certificates, instruments and other documents as may be reasonably necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

                  7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

                  7.12 Assignment. Each Investor may assign or transfer all or any part of the Securities acquired hereunder provided that the conditions specified in Section 6 are satisfied, which conditions are, among other things, intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of the Securities acquired hereunder. The Company shall not assign this Agreement or any rights hereunder or delegate any duties hereunder. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

                  7.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.14 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling person, officers, directors, partners, agents or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Common Stock or the execution of or performance under any of this Agreement or the Other Related Documents.

                  7.15 Representation. Each party hereto acknowledges that (a) ICM Asset Management, Inc. retained SF&G to represent ICM Asset Management, Inc. and its affiliates (collectively, "ICM") in connection with this Agreement, the other Related Documents and the transaction related hereto and thereto, (b) the interests of ICM may not necessarily coincide with the interests of other Investors, (c) SF&G does not represent any Investor other than ICM, and (d) each Investor has consulted with, or has had an opportunity to consult with, its own legal counsel and has not relied on SF&G for legal counsel in connection with this Agreement, the other Related Documents and the transactions related hereto and thereto.


                                       18
COMMON STOCK PURCHASE AGREEMENT

         8. Glossary. For purposes of this Agreement, the following terms shall have the meanings set forth below, which shall be equally applicable to both the singular and plural forms of any of such terms:

         "Authority" shall mean any government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, arbitrator or mediator, in each case whether federal, state, local or foreign.

         "Law" shall mean any judgment, decree, order, statute, law, ordinance, rule or regulation of any Authority (including common law), constitution, statute, treaty, regulation, rule, ordinance, judgment, order, foreign injunction, writ, decree or award of any Authority.

         "Proprietary Information" shall mean all trade secrets, technical knowledge and experience, confidential information and other proprietary knowledge, whether or not patentable, possessed by, accumulated or owned by the Company concerning the design, formulation, manufacturing, quality control, testing, storage, development, improvement, installation and operation of the products and services of the Company, including, without limitation, the Company IP Rights, technical, engineering and operating data relating to the products, designs, schematics, plans, operating principles, formulas, computer software programs, electronically recordable data or concepts, marketing data, inventions, improvements, research and development records and reports, experimental and engineering reports, product specifications, drawings, photographs, models, compilations of information, records, books and papers, quality control reports and specifications, and any other information possessed by the Company, relating to its products or services.

         "Related Documents" shall mean this Agreement, the Investors' Rights Agreement (including the exhibits attached thereto) and the Warrants.

                     [Signatures appear on following page.]


                                       19
COMMON STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

                                    "COMPANY"

                                    ELITE LOGISTICS, INC.


                                    By:
                                        ---------------------------------------
                                    Name: Joseph D. Smith:
                                    President/CEO

                                    1201 N Ave. H
                                    Freeport, TX 77541
                                    (979) 230-0222
                                    (979) 230-0122 Fax


                                    with a copy to:

                                    Adrienne Randle Bond, Esq.
                                    Bond & Taylor LLP
                                    1021 Main St., Suite 1940
                                    Houston, TX 77002
                                    (713) 759-9970
                                    (713) 759-1980 Fax


                                    "INVESTOR"

                                    KOYAH LEVERAGE PARTNERS, L.P.

                                    By: Koyah Ventures LLC, its general partner

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                    c/o ICM Asset Management, Inc.
                                    601 West Main Avenue, Suite 600
                                    Spokane, WA 99201
                                    Attn: Robert Law, Esq.
                                    Tel: (509) 455-3588
                                    Fax: (509) 444-4500


                                    S-1
COMMON STOCK PURCHASE AGREEMENT
                                    with copies to:
                                    Shartsis, Friese & Ginsburg LLP
                                    One Maritime Plaza, 18th Floor
                                    San Francisco, CA 94111
                                    Attn: John F. Milani, Esq.
                                    Tel: (415) 421-6500
                                    Fax: (415) 421-2922

                                    "INVESTOR"

                                    KOYAH PARTNERS, L.P.

                                    By: Koyah Ventures LLC, its general partner

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                    c/o ICM Asset Management, Inc.
                                    601 West Main Avenue, Suite 600
                                    Spokane, WA 99201
                                    Attn: Robert Law, Esq.
                                    Tel: (509) 455-3588
                                    Fax: (509) 444-4500

                                    with copies to:
                                    Shartsis, Friese & Ginsburg LLP
                                    One Maritime Plaza, 18th Floor
                                    San Francisco, CA 94111
                                    Attn: John F. Milani, Esq.
                                    Tel: (415) 421-6500
                                    Fax: (415) 421-2922

                                    "INVESTOR"


                                    -------------------------------------------
                                    Scott Atkison

                                    Address:
                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------
                                    Tel:
                                             ----------------------------------
                                    Fax:
                                             ----------------------------------


                                    S-2
COMMON STOCK PURCHASE AGREEMENT

                                    "INVESTOR"


                                    -------------------------------------------
                                    Nigel Davey

                                    Address:
                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------
                                    Tel:
                                             ----------------------------------
                                    Fax:
                                             ----------------------------------


                                    S-3
COMMON STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                                 FORM OF WARRANT


COMMON STOCK PURCHASE AGREEMENT

                                    EXHIBIT B

                           INVESTORS' RIGHTS AGREEMENT


COMMON STOCK PURCHASE AGREEMENT

                              SCHEDULE OF INVESTORS


INVESTOR                                       SHARES     INVESTMENT AMOUNT
--------                                       -------    -----------------

Koyah Leverage Partners, L.P.                  444,445       $600,000.75

Koyah Partners, L.P.                           111,111       $149,999.85

Scott Atkison                                    7,407       $  9,999.45

Nigel Davey                                      7,407       $  9,999.45
                                               -------       -----------
TOTAL                                          570,370       $769,999.50


COMMON STOCK PURCHASE AGREEMENT

                              ELITE LOGISTICS, INC.

                               FIRST AMENDMENT TO
                         COMMON STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (this "Amendment") is entered into as of October 20, 2000, by and among Elite Logistics, Inc., an Idaho corporation (the "Company"), and the parties listed on the Schedule of Investors attached hereto (each, an "Investor"), with reference to the following facts:

         WHEREAS, the Company and the Investors desire to amended that certain Common Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of October 13, 2000, by and among the Company and the Investors.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth in this Amendment, the parties agree as follows:

         1. Amendment to Section 1.4(c) of the Stock Purchase Agreement. Section 1.4(c) of the Stock Purchase Agreement is hereby amended by adding the following sentence at the end of that Section.

                  "Anything herein to the contrary notwithstanding, no individual Approved Investor shall have a right to acquire those shares of Common Stock under this Section 1.4(c), which, when added with all other shares of equity securities (including, without limitation, all issued and outstanding options and warrants on an as-converted basis) then held by such Approved Investor, result in such Approved Investor holding ten percent (10%) or more of the Company's issued and outstanding equity securities (including, without limitation, all issued and outstanding options and warrants on an as-converted basis)."

         2. Miscellaneous.

                  2.1 Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles.

                  2.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

                  2.3 Reference to Stock Purchase Agreement. On and after the date hereof, each reference in the Stock Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Stock Purchase Agreement, and each reference in the other Related Documents to the Stock Purchase Agreement, shall mean and be a reference to the Stock Purchase Agreement as amended by this Amendment

                     [Signatures appear on following page.]



FIRST AMENDMENT TO
COMMON STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first set forth above.

                                    "COMPANY"

                                    ELITE LOGISTICS, INC.


                                    By:
                                        ---------------------------------------
                                    Name: Joseph D. Smith:
                                    President/CEO

                                    "INVESTORS"

                                    KOYAH LEVERAGE PARTNERS, L.P.

                                    By: Koyah Ventures LLC, its general partner

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                    KOYAH PARTNERS, L.P.

                                    By: Koyah Ventures LLC, its general partner

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------




                                    -------------------------------------------
                                    Scott Atkison




                                    -------------------------------------------
                                    Nigel Davey

FIRST AMENDMENT TO
COMMON STOCK PURCHASE AGREEMENT

                              SCHEDULE OF INVESTORS


Koyah Leverage Partners, L.P.

Koyah Partners, L.P.

Scott Atkison

Nigel Davey


FIRST AMENDMENT TO
COMMON STOCK PURCHASE AGREEMENT